UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

PMV Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39539	46-3218129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Alexander Park Drive,
Suite 301
Princeton, NJ		08540
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (609) 642-6670

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	PMVP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On October 1, 2026 (the “Appointment Date”), Dr. Matthew Eckler was appointed to the board of directors (the “Board”) of PMV Pharmaceuticals, Inc. (the “Company”). Dr. Eckler will serve as a director with a term of office expiring at the Company’s 2029 Annual Meeting of Stockholders. Dr. Eckler, age 42, has served as a Principal at Samsara BioCapital, LLC, a venture capital and private equity firm, since May 2025. Prior to that, Dr. Eckler served as a healthcare investor at ArrowMark Partners, an investment management firm, from May 2021 to May 2025. Dr. Eckler received his B.S. in Biology from the University of North Carolina at Chapel Hill, his Ph.D. in Molecular Biology at the University of California, Santa Cruz and completed his postdoctoral fellowship in Neuroscience at the University of California, San Diego.

In accordance with the Company’s Outside Director Compensation Policy (the “Director Compensation Policy”), Dr. Eckler is eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board. Pursuant to the Director Compensation Policy, Dr. Eckler is entitled to $40,000 in annual cash compensation for service on the Board with additional cash compensation payable for committee service. In addition, pursuant to the Director Compensation Policy, Dr. Eckler was granted an initial stock option award for 84,000 shares, which was made on the first trading date on or after the Appointment Date. Dr. Eckler is expected to be granted additional equity awards consistent with the terms of the Director Compensation Policy, including an annual option to purchase 42,000 shares, effective on the date of each annual meeting of the stockholders.

There are no arrangements or understandings between Dr. Eckler and any other persons pursuant to which Dr. Eckler was appointed a director of the Company, and there are no family relationships between Dr. Eckler and any director or executive officer of the Company.

The Company has entered into its standard form of indemnification agreement with Dr. Eckler, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-248627) on September 4, 2020. Other than the indemnification agreement, Dr. Eckler has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed.

Item 7.01.	Regulation FD Disclosure.

On October 5, 2026, the Company issued a press release announcing Dr. Eckler’s appointment to the Board. The full text of this press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release issued by PMV Pharmaceuticals, Inc., dated October 5, 2026.

104	Cover Page Interactive Date File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMV PHARMACEUTICALS, INC.

Date: October 5, 2026	By:	/s/ Michael Carulli
Michael Carulli
Chief Financial Officer (Principal Financial and Accounting Officer)